UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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HG Holdings, Inc.

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HG Holdings, Inc.

2115 E. 7th St., Suite 101

Charlotte, North Carolina 28204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 21, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HG Holdings, Inc. (formerly Stanley Furniture Company, Inc.) will be held at the offices of McGuireWoods LLP, Fifth Third Center, 201 North Tryon Street, Suite 3000, 30th Floor, Charlotte, North Carolina 28202, on Friday, June 21, 2019, at 11:00 A.M., for the following purposes:

(1)	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers;

(2)	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

(3)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on May 1, 2019 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the

Annual Meeting. If your shares are held in "street name" by your broker, bank or other nominee and you wish to attend the Annual Meeting, you should bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. All stockholders are cordially invited to attend the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Bradley G. Garner

Secretary

April 30, 2019

HG Holdings, Inc.

2115 E. 7th St., Suite 101

Charlotte, North Carolina 28204

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 21, 2019

The enclosed proxy is solicited by and on behalf of the board of directors of HG Holdings, Inc. (formerly Stanley Furniture Company, Inc.) for use at the Annual Meeting of Stockholders to be held on Friday, June 21, 2019, at 11:00 A.M., at the offices of McGuireWoods LLP, Fifth Third Center, 201 North Tryon Street, Suite 3000, 30th Floor, Charlotte, North Carolina 28202 and any adjournment thereof. The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being made available on or about May 3, 2019 to all holders of record of our common stock on May 1, 2019. Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On May 1, 2019, there were 14,712,377 shares of our common stock outstanding and entitled to vote. Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors has set the number of our directors at four, with the directors divided into three classes with staggered terms. We currently have three directors and none of their terms expire at the time of the 2019 Annual Meeting of Stockholders. There is one vacancy on our board of directors and our board anticipates filling that vacancy with an individual with background appropriate in view of, and in connection with, its acquisition of non-furniture assets using a portion of the cash proceeds from the sale of substantially all our assets on March 2, 2018.

Our board and corporate governance and nominating committee in making its previous recommendation of our directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below. In particular, with regard to Mr. Gilliam, our board and corporate governance and nominating committee considered his strong background in the manufacturing sector and his financial experience as a chief financial officer. With respect to Mr. Hale, our board and corporate governance and nominating committee considered his experience with asset management and his firm’s position as holder at the time of his election to his current term as a director of approximately 10% of our outstanding common stock. With respect to Mr. Hultquist, our board and corporate governance and nominating committee considered his experience in advising businesses on strategic growth.

Mr. Hale was elected to our board of directors pursuant to the terms of an agreement dated January 30, 2017 with Hale Partnership Fund, LP, and related parties, a stockholder group that, as of the date of the agreement, owned approximately 10% of our outstanding common stock and which had nominated two candidates for election to our board of directors at the 2017 Annual Meeting. Under this agreement, the stockholder group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Gilliam and Hale as directors at the 2017 Annual Meeting.

Mr. Gilliam was elected to our board of directors in February 2015 pursuant to an agreement dated February 12, 2015 with Hale Partnership Fund, LP, Talanta Fund, L.P. and related parties which had nominated two candidates for election to our board of directors at the 2015 Annual Meeting. Under this agreement, these parties withdrew their nominations.

Directors Whose Terms Do Not Expire this Year

Steven A. Hale II, 35, has been a director since February 2017 and his present term will expire in 2020. He was also elected our Chief Executive Officer effective March 2, 2018. Mr. Hale is the founder of Hale Partnership Capital Management, LLC, an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position since 2010. From 2007 to 2010, prior to founding Hale Partnership Capital Management, LLC, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities.

Matthew A. Hultquist, 40, is the Managing Member of Hillandale Advisors, a private investment and advisory firm that works with private businesses and their owners on strategic growth. Mr. Hultquist has held his position since 2017.  From 2006 to 2016, Mr. Hultquist served on the investment team at Sasco Capital, Inc., a public equity asset management firm, which invested in mid to large capitalization public companies undergoing turnarounds. Mr. Hultquist was nominated by Hale Partnership Fund, L.P. as a stockholder director nominee for election at the 2018 Annual Meeting. Steven A. Hale II, a director and our Chief Executive Officer, is managing member of the general partner of Hale Partnership Fund, L.P.

Jeffrey S. Gilliam, 61, has been a director since February 2015 and his present term will end in 2020. Mr. Gilliam has served as managing member of Willow Oak Advisory Group, LLC, a provider of business advisory services since January 2016. Mr. Gilliam was a director of the Finley Group, a corporate advisory firm, from August 2012 until January 2016. Mr. Gilliam was employed by Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems, as President from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our board of directors has determined that all current directors, with the exception of Mr. Hale who serves as our Chief Executive Officer, are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market (which we have adopted for purposes of determining such independence even though we are not listed on a national exchange).

Our board of directors met 18 times during 2018. Each incumbent director attended at least 75% of the total 2018 board meetings and committee meetings held during periods that he was a member of the board or such committees. Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders. All directors attended the 2018 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee. Each of these committees has a written charter, current copies of which can be found at our website, www.hgholdingsinc.net.

Audit Committee. The audit committee presently consists of Messrs. Gilliam and Hultquist. Our board has determined that all of the members of the audit committee meet the current independence requirements contained in the rules of The NASDAQ Stock Market. Our board has also determined that Messrs. Gilliam and Hultquist are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission. The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting. The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met eight times during 2018.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. Hultquist and Gilliam, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 2000 Incentive Compensation Plan, 2008 Incentive Compensation Plan, 2012 Incentive Compensation Plan and has authority under the 2012 Incentive Compensation Plan to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The compensation and benefits committee has the same responsibilities with regard to incentive awards for non-employee directors. All of the members of the compensation and benefits committee are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market. The compensation and benefits committee met four times during 2018.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Hultquist and Gilliam, makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation. All of the members of the corporate governance and nominating committee, other than Mr. Hale, are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market. The corporate governance and nominating committee met three times during 2018.

The corporate governance and nominating committee does not have a formal policy with respect to diversity; however, our corporate governance and nominating committee, as well as our board, in recommending director nominees seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the board’s deliberations and discussions.

Board Leadership Structure

Our board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee. Our board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and stockholders. Our current chairman was an independent, non-employee director until he became chief executive officer effective March 2, 2018 in connection with the sale of substantially all our assets. Since we currently have no operating business and have limited sources of income, the board believes this leadership structure combining the roles of chairman and chief executive officer is more effective and promotes the development and implementation of an acquisition strategy focused on non-furniture related assets that will allow us to potentially derive a benefit from our net operating loss carryforwards.

Risk Management

Our board has an active role, as a whole and also through its committees, in overseeing management of our risks. We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively. This assessment is reviewed with the audit committee. Our board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each. In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Director Compensation

Our board of directors approved a policy for 2018 compensation of non-employee directors providing that each non-employee director received annual cash compensation in the amount of $22,500, which was increased to $35,000 effective as of the 2018 Annual Meeting of Stockholders. In connection with increasing the annual cash compensation effective as of the 2018 Annual Meeting of Stockholders, our board terminated the prior policy providing that (i) each non-employee director, other than the chairman of the board, received an annual stock grant at the time of the Annual Meeting of Stockholders to acquire a number of shares with a fair value of $15,000, and (ii) the chairman of the board received annual cash compensation in the amount of $26,250 and an annual stock grant to acquire a number of shares with a fair value of $20,000.

The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies. Our board of directors approves director compensation. Pursuant to the agreement under which he was elected to our board, Mr. Hale has agreed to serve as a director without compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2018.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
STEVEN A. HALE II	—	—	—
MATTHEW A. HULTQUIST	$17,500	—	$17,500
JEFFERY S. GILLIAM	$28,750	—	$28,750
JOHN D. LAPEY (2)	$10,500	—	$10,500

(1)	At December 31, 2018, our directors in the above table held no stock options (shares) or restricted shares.

(2)	Mr. Lapey’s term as a director expired at the 2018 Annual Meeting of Stockholders.

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our Secretary or deposited in the U.S. mail, postage prepaid, to our Secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)	the name and address of the stockholder who intends to make the nomination;

(ii)

a representation that the stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)

such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by our board of directors; and

(v)	the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, HG Holdings, Inc., 2115 E. 7th St., Suite 101, Charlotte, North Carolina 28204.

Review of Transactions with Related Persons

Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission. Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions. One such transaction, described below, was approved in 2018.

On March 2, 2018, we sold substantially all of our assets to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“SFC”). In connection with our asset sale, SFC issued a subordinated secured promissory note payable to us in the amount of $7,420,824 (the “Original Note”). On September 6, 2018, SFC sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”), to Stone & Leigh, LLC (“S&L”). As a part of the S&L Asset Sale, SFC assigned to S&L certain of its rights and obligations under the Original Note. In connection with this assignment, we entered into an Amended and Restated Subordinated Secured Promissory Note with SFC (the “A&R Note”) and a new Subordinated Secured Promissory Note with S&L (the “New Note”). The New Note was in an original principal amount of $4,400,000 and matures on March 2, 2023. S&L’s obligations under the New Note are secured by a pledge of substantially all of the assets of S&L.

In connection with the issuance of the New Note, we entered into an Intercreditor and Debt Subordination Agreement (the “Subordination Agreement”) with Hale Partnership Fund, L.P. as agent for a number of affiliated funds (collectively, the “Senior Lenders”), providing that S&L’s obligations under the S&L Note were subordinate to S&L’s obligations under a Senior Secured Promissory Note (the “Senior Note”) issued by S&L to the Senior Lenders. Steven A. Hale II, our Chairman and Chief Executive Officer, is the sole manager of the investment manager of Hale Partnership Fund, L.P.

The Senior Note, which was in a principal amount of $1,702,000, was paid in full in December 2018 and the Senior Lenders released all liens on S&L’s assets.

Our independent directors approved the A&R Note and the transactions with S&L, including the terms of the Subordination Agreement as well as our entry into the Subordination Agreement, and these transactions were also approved by our audit committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements except as follows: a former officer, Anita Wimmer failed to timely file a Form 4 to report the acquisition of shares of common stock on March 2, 2018, and one of the persons owning more than 10% of our common stock, Solas Capital Management, LLC, failed to report an open market purchase of common stock on December 20, 2018. The late filings were inadvertent and have been corrected.

EXECUTIVE COMPENSATION

Executive Compensation Program

Our named executive officers for 2018 were Steven A. Hale II, our Chairman and Chief Executive Officer, Brad G. Garner, our Principal Financial and Accounting Officer, Matthew Smith, our interim Chief Executive Officer until March 2018 and Anita Wimmer, our Vice President – Finance/Corporate Controller (principal financial officer) until April 2018 (collectively, the “Named Executive Officers”).

During 2018, our executive compensation program had two major components: salary and equity awards. The program was designed to promote the development and implementation of an acquisition strategy focused on non-furniture related assets that will allow us to potentially derive a benefit from our net operating loss carryforwards.

Our executive compensation program is administered by the compensation and benefits committee of our board of directors.

Salary. As a result of our asset sale in March 2018, we now have two executive officers who received the following compensation in 2018:

●

Our current Chief Executive Officer, Steven A. Hale II, received an annual salary of $1.00 until May 1, 2018 when the compensation and benefits committee of our board increased his annual salary to $100,000, and

●	Our current Principal Financial and Accounting Officer, Bradley G. Garner, received an annual salary of $85,000.

●	Ms. Wimmer’s annual salary for 2018 was $180,000.

●	Mr. Smith did not receive a base salary from us during 2018; instead, we paid The Finley Group, Inc. a weekly rate of $15,000 for Mr. Smith’s services during 2018, for a total payment of $132,000.

Long-Term Incentives. In May 2018, the compensation and benefits committee granted Mr. Hale a restricted stock award for 161,290 shares ($100,000 at the closing price per share of $0.62 on April 30, 2018). The award provided for vesting on May 9, 2019 in increments of approximately 25% if the volume weighted average price for our common stock met certain price targets from $0.70 to $0.85 per share during the first 90 business days of 2019; however, these price targets were not met, so the shares subject to the restricted stock award will be forfeited as of May 9, 2019. Ms. Wimmer did not receive any restricted stock awards in 2018. Mr. Smith was not eligible for and did not receive any restricted stock awards in 2018.

Summary Compensation Table

The following table sets forth compensation received by the Named Executive Officers for the years ended December 31, 2018 and 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)

STEVEN A. HALE II, Chief Executive Officer, effective March 2, 2018	2018	66,667		—	—		—	—	—	66,667

BRAD G. GARNER,	2018	63,750		—	—		—	—	—	63,750
Principal Financial and Accounting Officer, effective April 1, 2018

MATTHEW SMITH,	2018	132,000		—	—		—	—	—	32,000
Interim Chief Executive Officer, until March 2, 2018	2017	45,000	(1)	—	—		—	—	—	45,000

ANITA WIMMER,	2018	45,000		—	31,102	(2)	—	—	360,000	436,102
Vice President – Finance/Corporate Controller, until March 31, 2018	2017	165,000		—	60,000	(2)	—	—	—	225,000

____________

(1)

Mr. Smith served as our interim Chief Executive Officer under the terms of an engagement letter, effective October 23, 2017, between us and The Finley Group, Inc. Under the terms of the engagement letter, we agreed to pay The Finley Group, Inc. a daily billing rate of $3,000 for Mr. Smith’s services, including as interim Chief Executive Officer, with a weekly cap of $15,000.

(2)

The stock awards for 2017 and 2018 are valued under the assumptions contained in Note 7 to our Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2018 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)

STEVEN A. HALE II, Chief Executive Officer, effective March 2, 2018	—	—	—	—	—	—	161,290	(2)	70,161

MATTHEW SMITH, Interim Chief Executive Officer, until March 2, 2018	—	—	—	—	—	—	—		—

ANITA WIMMER, Vice President – Finance/Corporate Controller, until April 2018	—	—	—	—	—	—	—		—

(1)	Based on the closing price per share of our stock of $0.435 as of December 31, 2018.
(2)

The award for these shares provided for vesting on May 9, 2019 in increments of approximately 25% if the volume weighted average price for our common stock met certain price targets from $0.70 to $0.85 per share during the first 90 business days of 2019; however, these price targets were not met, so the shares subject to that restricted stock award will be forfeited as of May 9, 2019.

Retirement Plans

During her employment in 2018, Ms. Wimmer participated in the company’s 401(k) plan on the same basis as our employees generally. We no longer maintain a 401(k) plan or other qualified retirement plan. We do not maintain any supplemental retirement plans or other similar executive retirement programs for our named executive officers.

Change of Control Arrangements

We had a change in control protection agreement with Ms. Wimmer pursuant to which she received $360,000 in 2018 in connection with the sale of substantially all our assets in March 2018 representing two times her base salary. Neither of our current executive officers has any change in control or similar agreement.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed under “Executive Compensation”, including tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the board of directors.

Our board of directors has adopted a policy for an annual “say-on-pay” advisory vote. In accordance with this policy, stockholders are asked to approve the following advisory resolution at the 2019 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed under “Executive Compensation”, including the tabular disclosures and other narrative executive compensation disclosures in the proxy statement for the 2019 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

Our board of directors believes that approval of the compensation paid to certain officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval, on an advisory basis, of the compensation paid to certain executive officers.

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Our board of directors recommends approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, from 25,000,000 shares to 35,000,000 shares. On April 19, 2019, our board of directors unanimously approved an amendment (the “Amendment”) to our Restated Certificate, as set forth in Exhibit A hereto, that would increase the number of shares of our common stock that we are authorized to issue from 25,000,000 shares to 35,000,000 shares. Our board of directors further declared the Amendment to be advisable and directed that the Amendment be submitted to the stockholders for approval at the Annual Meeting.

Purposes and Effects of Increasing the Number of Authorized Shares

Our Restated Certificate currently authorizes us to issue 26,000,000 shares of all classes of capital stock, of which 25,000,000 shares are common stock and 1,000,000 shares are blank check preferred stock. As of May 1, 2019, there were 14,712,377 shares of our common stock outstanding (no shares of preferred stock were outstanding) and 1,441,805 shares of our common stock were reserved for issuance under our stock incentive compensation plans.

Our board believes that it is desirable to have additional authorized shares of our common stock available to provide the additional flexibility necessary to pursue our strategic objectives. Since the sale of our furniture assets in March 2018, we have been focused on acquiring non-furniture related assets that will allow us to potentially derive a benefit for our net operating loss carryforwards (“NOLs”).  In March 2019, we acquired an equity interest in HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”).

As previously disclosed, our board is considering a rights offering of our common stock to existing stockholders to raise additional cash for acquisitions which could provide us greater resources and flexibility in acquiring non-furniture assets, which may include purchasing additional Series B Cumulative Convertible Preferred Stock of HC Realty. The “ownership change” rules that are applicable to our ability to use our NOLs would allow us to make a rights offering for more than our remaining authorized common stock not otherwise reserved for issuance without restricting use of our NOLs.  If the Amendment were approved, we estimate that we could issue approximately 3,400,000 shares of common stock in addition to our remaining authorized and unissued common stock in a rights offering without resulting in an “ownership change” impacting our NOLs.  Consequently, approving the Amendment to increase our authorized common stock will give our board flexibility to raise the maximum amount in a rights offering without impacting our ability to use our NOLs and also provide additional shares for various purposes which could include raising equity capital through the issuance of shares of common stock or debt or equity securities convertible or exercisable into shares of common stock, as well as adopting additional incentive compensation plans.

If approved, this proposal would allow the board of directors to issue additional shares of our common stock without further stockholder approval, unless required by applicable law or stock exchange rules. Having additional authorized shares of our common stock available for issuance in the future would give us greater flexibility and would allow such shares to be issued without the expense and delay of a special stockholders’ meeting or waiting until the next annual meeting of stockholders. Other than the rights offering discussed above, we have no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of common stock as to which authorization is sought.

The additional common stock to be authorized will have rights identical to our currently outstanding common stock. This proposal will not affect the par value of our common stock, which will remain at $.02 per share. Under our Restated Certificate, stockholders do not have preemptive rights to subscribe for additional securities that we may issue.

If we issue additional shares of common stock, or other securities convertible into our common stock in the future, it could dilute the voting rights of existing holders of our common stock and could also dilute earnings per share and net asset value per share of existing holders of our common stock. In addition, we could use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although our board of director’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is our board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the increase in the number of authorized shares of our common stock could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Certificate of Amendment

If approved, the Amendment would become effective upon the filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of Delaware, a form of which is attached as Exhibit A hereto, which we would do promptly after the Annual Meeting.

Required Vote

The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the proposed Amendment. Proxies solicited by the board of directors will be voted “FOR” this proposal unless otherwise instructed. Abstentions and broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2019 by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Solas Capital Management, LLC	2,672,040	(a)		18.2%
Hale Partnership Fund, L.P. and related parties	3,332,437	(b)		22.6%
Royce & Associates, LLC	912,235	(c)		6.2%
Glenn Prillaman	783,597	(d)		5.3%
Jeffrey S. Gilliam	29,012			(e)
Steven A. Hale II	3,332,437	(f)		22.6%
Matthew A. Hultquist	162,460		1.1	%(g)
Matthew Smith(h)	--			(e)
Anita W. Wimmer(i)	68,878			(e)
All directors and executive officers as a group (4 persons)(h)(i)	3,523,909	(j)		24.0%

_______________________

(a)

The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13D/A filed with the SEC on January 17, 2019 by Solas and its managing member, Frederick Tucker Golden (“Golden”). The Schedule 13D indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares. The business address of Solas and Golden is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(b)

The beneficial ownership information reported is based upon the Schedule 13D/A filed with the SEC on June 11, 2018 and Form 4 filed with the SEC on April 18, 2019 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, L.P., MGEN II – Hale Fund, L.P., Clark – Hale Fund, L.P., and Steven A. Hale II. The Schedule 13D/A indicates that Hale Partnership Capital Management, LLC, and Steven A. Hale II each have shared voting and dispositive power over all of the reported shares; the Schedule 13D/A also indicates that Steven A. Hale II has sole voting power over 161,290 shares; the Schedule 13D/A and Form 4 also indicates that Hale Partnership Capital Advisors, LLC has shared voting and dispositive power over 2,800,862 shares; the Schedule 13D/A and Form 4 indicates that Hale Partnership Fund, L.P. has shared voting and dispositive power over 2,105,528 shares, MGEN II – Hale Fund, L.P. has shared voting and dispositive power over 132,055 shares, and Clark – Hale Fund, L.P. has shared voting and dispositive power over 208,100 shares; the Schedule 13D/A indicates that a Managed Account for which Hale Partnership Capital Management, LLC serves as the investment manager has shared and dispositive power over 355,179 shares. The principal business and principal office address for each of the aforementioned parties is 2115 E. 7th St., Charlotte, NC 28204.

(c)

The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on January 15, 2019. The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 912,235 shares. The principal business address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(d)

Includes 25,000 shares held in a joint account with spouse. The beneficial ownership information for Glenn Prillaman is based upon the Schedule 13D/A filed with the SEC on March 29, 2018 by Glenn Prillaman. The Schedule 13G/A indicates that Mr. Prillaman has sole voting and dispositive power with respect to all 783,597 shares.

(e)	1% or less.

(f)

Includes 2,105,528 shares held by Hale Partnership Fund, L.P. over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Fund, L.P.’s general partner.

(g)	Such shares are held in trust for the benefit of Mr. Hultquist and as to which he shares voting power with the trustee for the trust.

(h)	Mr. Smith served as our Interim Chief Executive Officer from December 7, 2017 until March 2, 2018 and is not included in the group total.

(i)	Ms. Wimmer served as our Vice President-Finance/Corporate Controller until March 31, 2018 and is not included in the group total.

(j)

Includes 2,105,528 shares held by Hale Partnership Fund, L.P. over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Fund, L.P.’s general partner.

INDEPENDENT PUBLIC AUDITORS

Fees and Services

The audit committee has appointed BDO USA, LLP (“BDO”) to serve as our independent public auditors for 2018. BDO has served as our independent public auditors since 2014. The audit committee has not engaged independent public auditors for 2019 and is evaluating proposals for these services.

Representatives of BDO are expected to be present at the 2019 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, billed by, or expected to be billed by, BDO for services to the company in the fiscal years ended December 31, 2018 and December 31, 2017, all of which were pre-approved by the audit committee.

	2017	2018
Audit Fees	$229,946	$76,540
Audit-Related Fees	—	—
Tax Fees	3,000	2,750
All Other Fees	—	—
Total	$232,946	$79,290

Audit Fees. Annual audit fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Tax Fees. Tax Fees related to professional services rendered for an analysis of the “Change in Ownership,” as defined by Internal Revenue Code Section (“IRC Section”) 382.

Pre-Approval Policies and Procedures

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose. Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including internal control over financial reporting. Management is responsible for preparing the company’s financial statements and assessing the effectiveness of the company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition, the independent accountants also express their opinion on the company’s internal control over financial reporting. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by Auditing Standards No. 1301 (Communications with Audit Committees). In addition, the audit committee has discussed with the independent accountants the accountant's independence from the company and its management, including the matters in the written disclosures required by Rule 3526 (Communications with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board. The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

Jeffrey S. Gilliam, Chairman

Matthew A. Hultquist

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. The say-on-pay advisory resolution approving the compensation paid to certain executives will be adopted if this proposal receives the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the proposed Amendment. The approval of any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum. “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

If you hold your shares in street name and you do not provide your broker with timely voting instructions on the election of directors or the say-on-pay vote, rules governing voting of proxies by brokers will not permit your brokerage firm to vote your shares. Consequently, without your voting instructions on the say-on-pay vote or the proposed Amendment, a “broker non-vote” will occur.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet and sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice includes instructions on how to access the proxy materials on the Internet and instructions on how to access the proxy card to vote over the Internet. Paper copies of the proxy materials are available to stockholders upon request. We provide instructions on the Notice on how to request paper copies.

Stockholder Proposals for 2020 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2020 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such proposal to our Secretary so that it is received at our principal executive offices on or before December 31, 2019. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. Any stockholder desiring to present any other matter (other than the nomination of a director) in person before the 2020 Annual Meeting is required by our bylaws to notify our Secretary in writing no later than the close of business on the 60th day prior to the one-year anniversary of the immediately preceding annual meeting. For the 2020 Annual Meeting, written notice must be delivered no later than the close of business on April 22, 2020. Any such notice must include the information required by Article II, Section 12 of our bylaws.

With respect to stockholder proposals that are not included in the proxy statement for the 2019 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2019 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals we receive after April 22, 2019.

By Order of the Board of Directors,

Bradley G. Garner

Secretary

April 30, 2019

Exhibit A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

HG HOLDINGS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That resolutions were duly adopted by the Board of Directors (the “Board”) of HG HOLDINGS, INC. setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interests of said corporation. The resolution setting forth the proposed amendment is as follows:

“WHEREAS, the Board believes it to be advisable and in the best interests of the Corporation to amend the Restated Certificate of Incorporation, substantially in the form reported and presented to the Board (the “Certificate of Amendment”) in order to change the increase the number of authorized shares of Common Stock, $.02 par value per share from Twenty-Five Million (25,000,000) shares to Thirty-Five Million (35,000,000) shares.

NOW THEREFORE BE IT RESOLVED, that the Restated Certificate of Incorporation of HG Holdings, Inc. be, and it hereby is, amended by deleting the first sentence of Article FOURTH thereof and substituting in lieu thereof the following sentence to read as follows:

“FOURTH: The total number of shares of all classes of capital stock which this Corporation is authorized to issue is 36,000,000 shares which are divided into two classes as follows:

Thirty-Five Million (35,000,000) shares of Common Stock, $.02 par value per share; and

One Million (1,000,000) shares of Blank Check Preferred Stock, $.01 par value per share.”

AND FURTHER RESOLVED, that in accordance with the governing documents of the Corporation, including without limitation, the Restated Certificate of Incorporation and the by-laws, the Board hereby approves the Certificate of Amendment in its entirety;”

SECOND: That thereafter, pursuant to resolution of its Board, an annual meeting of the stockholders of said corporation was duly called and held upon notice and in accordance with Section 222 of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

HG HOLDINGS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 20, 2019.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM (1), "FOR" ITEM (2), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

3. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2019

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 21, 2019

The following Proxy Materials are available to you to review at:
http://www.cstproxy.com/hgholdingsinc/2019

- Annual Report for the year ended December 31, 2018,
- Company's 2019 Proxy Statement,
- Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (252) 355-4610 Ext. 2

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HG HOLDINGS, INC.

Annual Meeting of Stockholders - June 21, 2019

The undersigned hereby appoints Bradley G. Garner and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of HG Holdings, Inc. (the "Company") held of record by the undersigned on May 1, 2019, at the Annual Meeting of Stockholders to be held on June 21, 2019, and at any adjournment thereof.

All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on June 21, 2019, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

(Continued, and to be marked, dated and signed, on the other side)